                                                                                 EXHIBIT 99.1

CONTACT:           Thor Erickson - Investor Relations
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          Fred Roselli - Media Relations
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        Lauren Sayeski – European Media Relations
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 FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES, INC.

INCREASES REGULAR QUARTERLY DIVIDEND

ATLANTA, February 5, 2013 – The Coca-Cola Enterprises (NYSE/Euronext Paris: CCE) Board of Directors increased the company’s regular quarterly dividend 25 percent to 20 cents per share. The quarterly dividend rate is equivilent to an annual divdend of 80 cents per share. The dividend is payable March 21, 2013 to shareowners of record on March 8, 2013.

“This is the sixth consecutive annual increase in our dividend, and combined with our share repurchase efforts, clearly demonstrates our ongoing commitment to drive shareowner value,” said John F. Brock, chairman and chief executive officer.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and one of the world’s largest Coca-Cola bottlers.  CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about the company, please visit www.cokecce.com.